SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549


                                        FORM 8-K


                                      CURRENT REPORT




       Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                                  August 16, 2004
                  Date of Report  (Date of earliest event reported)



                             Plymouth Rubber Company, Inc.
                (Exact name of registrant as specified in its charter)



                Massachusetts                1-5197           04-1733970
         (State or other jurisdiction     (Commission        (IRS Employer
               of incorporation)          File Number)     Identification No.)



                 104 Revere Street, Canton, Massachusetts           02021
                 (Address of principal executive offices)         (Zip Code)



                                       (781) 828-0220
                   Registrant's Telephone Number, including area code



                                              None
                  (Former Name or Former Address, if changed since last report )


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Item 5. Other Events

As previously disclosed (most recently in the Company's Form 10-Q for the fiscal quarter ended May 28, 2004), the Company has received waivers from the Internal Revenue Service (the "IRS") of minimum funding requirements of $855,000 in 2002 and $1,030,000 (of the $1,262,000 due) in 2003 for a frozen defined benefit pension plan.
 These waivers, for plan years ending November 30, 2001 and November 30, 2002, respectively, were conditioned on the Company satisfying the minimum funding requirements for the plan years ending November 30, 2003 and November 30, 2004, and on the waiver amount of $1,030,000 being satisfactorily secured in favor of the Pension Benefit Guaranty Corporation (the "PBGC") by September 10, 2004. A payment of the minimum funding requirement of $1,533,000 was due on August 16, 2004.

The Company did not pay this minimum funding requirement of $1,533,000 by the due date. Of the amount that was due, $1,048,000 is for the plan year ended November 30, 2003 and $485,000 is the payment for prior years. As a result, the Company expects the IRS to impose an excise tax on the Company in the amount of $153,300.

The Company has submitted a request to the IRS for additional relief related to its funding obligations. The first is an elimination of the condition of the funding waivers for plan years 2001 and 2002 that the Company satisfy its minimum funding requirements due August, 2004. In addition, the Company requested that the IRS extend retroactively the period for the amortization of the amounts due in respect of plan years 2001 and 2002 from 5 to 15 years, which would reduce the amount of the August 2004 minimum funding obligation by approximately $323,333. Finally the Company requested that the IRS extend to March, 2005 the date by which the minimum funding obligation of $1,030,000 be secured in favor of PBGC. The Company cannot predict whether the IRS will grant any of these requests. If these requests are not granted, the total amount of the previous two waivers ($1,885,000) would also become due and the IRS would impose an additional excise tax of approximately $140,000, for a total excise tax of approximately $293,300.

Because the Company did not pay the August 2004 minimum funding requirement, the Company is required to so notify the IRS, the PBGC, and the Pension Plan participants, and include such notice in the Pension Plan Summary Annual Report. The 2004 pension payment and excise tax as calculated above would continue to be due, and the IRS may impose a tax lien on the Company for the total excise tax amount due. At this time, the Company plans to pay any excise taxes which are due and continue its pursuit of a number of possible financing options to improve cash availability, although its likely success is unknown at this time. The PBGC could choose to take one or more additional actions, which could include having the Company continue funding the plan at some level, asking the Company for additional security, taking over the Plan, terminating the Plan, or other courses of action which could have an adverse impact on the Company's liquidity, financial position, and/or ability to continue operations.




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

                                 SIGNATURES




Pursuant to the provisions of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized







                                      PLYMOUTH RUBBER COMPANY, INC.
                                            (Registrant)



Date:  August 19, 2004                 By /s/ Joseph J. Berns
                                              Joseph J. Berns
                                        Vice President-Finance and
                                                Treasurer

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